UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) May 17, 2016

ASTA FUNDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35637	22-3388607
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Sylvan Avenue, Englewood Cliffs, New Jersey	07632
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-567-5648

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01 Other Events.

In the Form 10-K for the fiscal year ended September 30, 2015 filed by Asta Funding, Inc. (the “Company”) on December 14, 2015, the Company inadvertently included a risk factor in Item 1A entitled “We have adopted a stockholder rights plan which could make it more difficult for a third-party to acquire us” and inadvertently included the Rights Agreement, dated as of August 23, 2012, in Item 15 as exhibit 4.1 to the Form 10-K. The Rights Agreement referenced in the risk factor and included as exhibit 4.1 had expired on September 2, 2015. The Company is filing this Form 8-K to clarify that it does not currently have in effect any rights agreement or stockholder rights plan.

On May 17, 2016, certain members of the board of directors and management of the Company met with representatives from Mangrove Partners. At this meeting, the Company discussed with Mangrove Partners possible strategic alternatives involving the Company. There is no certainty that these discussions will continue or that these discussions, or future discussions, will result in any agreements or transactions involving the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ASTA FUNDING, INC.

Date: May 19, 2016	By:	/s/ Bruce R. Foster
Bruce R. Foster
Chief Financial Officer